Exhibit 99.6

CVH SOUTHAVEN, LLC

Financial Statements

December 31, 2016

CVH SOUTHAVEN, LLC

December 31, 2016

INDEPENDENT AUDITORS’ REPORT

To the Members

CVH SOUTHAVEN, LLC

We have audited the accompanying financial statements of CVH SOUTHAVEN, LLC (a Mississippi limited liability company), which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CVH SOUTHAVEN, LLC as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

(signed) Pannell Kerr Forster

February 27, 2017

CVH SOUTHAVEN, LLC

Balance Sheets

	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$345,302	$283,392
Reserve and escrow accounts	851,838	713,591
Accounts receivable	32,304	43,026
Prepaid expenses and other current assets	20,673	38,974

Total current assets	1,250,117	1,078,983

Property and equipment
Land	700,243	700,243
Buildings and improvements	6,354,025	6,354,025
Furniture, fixtures, and equipment	2,788,289	2,788,289
Vehicles	43,869	43,869

	9,886,426	9,886,426
Less accumulated depreciation	(1,829,466)	(1,291,336)

Property and equipment, net	8,056,960	8,595,090

Other assets, net of accumulated amortization	56,338	42,857

Total assets	$9,363,415	$9,716,930

Liabilities and Members’ Equity
Current liabilities
Current maturities of note payable	$163,208	$154,737
Accounts payable	53,906	54,614
Accrued expenses and other liabilities	233,575	233,461

Total current liabilities	450,689	442,812

Note payable, net of current maturities	8,855,102	9,002,485

Total liabilities	9,305,791	9,445,297

Commitments and contingencies	—	—
Members’ equity	57,624	271,633

Total liabilities and members’ equity	$9,363,415	$9,716,930

See accompanying notes to financial statements and independent auditors’ report.

CVH SOUTHAVEN, LLC

Statements of Operations

	Year Ended December 31,
	2016	2015
Revenues
Rooms	$4,053,058	$3,776,562
Other	48,289	49,435

Total revenues	4,101,347	3,825,997

Costs and expenses
Rooms	796,702	774,418
General administrative	256,342	234,528
Advertising and marketing	514,248	412,430
Repairs and maintenance	108,660	113,490
Utilities	106,569	119,207
Property taxes and insurance	175,065	178,654
Management fee and owners’ expense	258,515	232,869
Information and telecommunication systems	53,363	58,612
Other expenses	13,960	16,425

Total costs and expenses	2,283,424	2,140,633

Operating income	1,817,923	1,685,364

Interest expense	441,421	447,206
Depreciation and amortization	540,511	573,004

Net income	$835,991	$665,154

See accompanying notes to financial statements and independent auditors’ report.

CVH SOUTHAVEN, LLC

Statements of Members’ Equity

Years Ended December 31, 2016 and 2015

Balance, December 31, 2014	$556,479
Distribution	(950,000)
Net income	665,154

Balance, December 31, 2015	271,633
Distribution	(1,050,000)
Net income	835,991

Balance, December 31, 2016	$57,624

See accompanying notes to financial statements and independent auditors’ report.

CVH SOUTHAVEN, LLC

Statements of Cash Flows

	Year Ended December 31,
	2016	2015
Cash flows from operating activities
Net income	$835,991	$665,154
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	538,130	570,623
Amortization of deferred financing costs	15,805	15,804
Amortization of deferred franchise fees	2,381	2,381
Changes in operating assets and liabilities:
Reserve and escrow accounts	(138,247)	(139,671)
Accounts receivable	10,722	13,130
Prepaid expenses and other current assets	18,301	(2,985)
Other assets	(15,862)	—
Accounts payable	(708)	17,659
Accrued expenses and other liabilities	114	(59,705)

Net cash provided by operating activities	1,266,627	1,082,390

Cash flows from financing activities
Distribution to members	(1,050,000)	(950,000)
Payments of note payable	(154,717)	(148,932)

Net cash used in financing activities	(1,204,717)	(1,098,932)

Net increase (decrease) in cash and cash equivalents	61,910	(16,542)
Cash and equivalents at beginning of year	283,392	299,934

Cash and equivalents at end of year	$345,302	$283,392

Supplemental disclosure of cash flow information:
Cash paid for interest	$425,616	$431,402

See accompanying notes to financial statements and independent auditors’ report.

CVH SOUTHAVEN, LLC

Notes to Financial Statements

December 31, 2016

Note 1—Summary of Significant Accounting Policies

Description of business

CVH SOUTHAVEN, LLC (“the Company”) is a Mississippi limited liability company, incorporated in June 2012. The Company was formed to develop, own and operate a hotel in Southaven, Mississippi consisting of 105 guest rooms and related amenities and facilities. The hotel opened September 17, 2013.

Cash equivalents and reserved cash

For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. Escrow deposits represent cash escrowed to be used for future improvements to the property and for property tax payments.

Property and equipment

Property and equipment are stated at cost. Depreciation is calculated on the straight-line method based upon the estimated useful lives of the assets as follows:

Land improvements	39 years
Buildings and improvements	4-39 years
Furniture, fixtures and equipment	3-15 years

Improvements that extend the life of the asset are capitalized. Maintenance and repairs are charged to expense as incurred.

The Company reviews its properties whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable through operations. If an impairment is indicated, a loss will be recorded for the amount by which the carrying value of the property exceeds its fair value. The Company does not believe that any such changes have occurred and as such there were no impairment losses recorded in 2016 or 2015.

Accounts receivable

Accounts receivable consist of unbilled hotel guest charges for guests staying at the hotel at year-end and corporate account customer charges from various times throughout the year. The Company estimates an allowance for doubtful accounts based on historical activity, with no allowance deemed necessary as of December 31, 2016 and 2015.

Other assets

Other assets include deferred franchise fees and utility deposits. Deferred franchise fees represent the initial fees to obtain the right to operate the hotel under the Home2 Suites name. Deferred franchise fees are amortized on a straight-line basis from the date the hotel opened for business through the expiration date of the franchise agreement.

CVH SOUTHAVEN, LLC

Notes to Financial Statements

December 31, 2016

Note 1—Summary of Significant Accounting Policies (continued)

Deferred financing costs

Deferred financing costs are those costs incurred in connection with obtaining a note payable and are amortized to interest expense, on a straight-line basis, which approximates the interest method, over the term of the note payable. Deferred financing costs are presented as a direct deduction from the carrying value of the associated note payable.

Income taxes

The Company is organized as a limited liability company and therefore, income and losses are reported in the tax returns of the Members.

The Company recognizes in the financial statements the impact of an uncertain tax position only if that position is more likely than not of being sustained upon examination by the taxing authority. Should the Company be subject to examination by the taxing authority, any adjustments required would be passed through to the Members for their share of such adjustments.

Revenue recognition

Revenues are recognized when services have been performed, generally at the time of the hotel stay or at the point of sale.

Advertising

Advertising costs are expensed as incurred. Advertising expense was $128,514 and $118,648 for the years ended December 31, 2016 and 2015, respectively, which were included in advertising and marketing on the accompanying statements of operations.

Concentrations of credit risk

The Company operates one hotel. Future operations could be affected by economic or other conditions in its geographical area or by changes in the travel and tourism industry.

Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents and trade receivables. The Company maintains cash accounts in major U.S. financial institutions. The balances of these accounts occasionally exceed the federally insured limits, although no losses have been incurred in connection with such cash balances. Any losses incurred in connection with accounts receivable are immaterial and considered a normal cost of operations.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CVH SOUTHAVEN, LLC

Notes to Financial Statements

December 31, 2016

Note 2—Note Payable to Financial Institution

Effective July 18, 2014, the Company refinanced a promissory note with a financial institution for $9,500,000. Principal and interest payments are due in monthly installments of $48,361 beginning September, 2014 through maturity. The outstanding principal balance and all accrued but unpaid interest are due on the maturity date of August 1, 2024. Interest accrues at a fixed rate of 4.54% per annum. The note is secured by certain property and members’ guarantees. Per the terms of the note, the Company is required to meet a debt service ratio at the end of each calendar quarter. The Company was in compliance at December 31, 2016 and 2015.

In connection with the note payable, the Company incurred deferred financing costs of $158,043 during the year ended December 31, 2014. The Company recorded $15,805 and $15,804, of interest expense related to the deferred financing costs on the note payable for the years ended December 31, 2016 and 2015, respectively.

Long-term debt at December 31, 2016 and 2015 consisted of the following:

	2016	2015
Note payable to financial institution	$9,137,394	$9,292,111
Less: unamortized debt financing cost	(119,084)	(134,889)

Note payable, less unamortized debt financing cost	9,018,310	9,157,222
Less: current maturities	(163,208)	(154,737)

Note payable, less current maturities	$8,855,102	$9,002,485

The following is a schedule by year of maturities of the note payable as of December 31, 2016.

Year Ended December 31,
2017	$163,208
2018	170,896
2019	178,930
2020	186,221
2021	196,098
Thereafter	8,242,041

Total	$9,137,394

Note 3—Related Party Transactions

During the years ended December 31, 2016 and 2015, the Company incurred $204,922 and $191,215, respectively, in management fees, to a related party for hotel management functions. The management fee is calculated based on 4% of gross revenue plus an incentive management fee of 1% after a preferred return to investors.

CVH SOUTHAVEN, LLC

Notes to Financial Statements

December 31, 2016

Note 3—Related Party Transactions (continued)

During the years ended December 31, 2016 and 2015, the Company incurred $40,984 and $38,246, respectively, in administrative fees, to a related party. The administrative fees are calculated based on 1% of gross revenue.

Note 4—Subsequent Events

Subsequent to year end, the Company received a letter of intent for purchase from a public company. The purchase and sales agreement were dated January 23, 2017 at a purchase price of $19,000,000. There is a due diligence period of 45 days with closing set to occur 30 days after the due diligence period.

The Company has evaluated subsequent events through February 27, 2017, which is the date the financial statements were available to be issued and has determined that there are no other items that require disclosure.